CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the inclusion in the Registration Statement on Form SB-2, Amendment No. 2, of Hybrid Fuel Systems, Inc., of our report dated March 24, 2005 and April 1, 2005 as to Note 11, which appears in the Registrant's Form 10KSB for the year ended December 31, 2004.



Brimmer, Burek & Keelan LLP
Tampa, Florida

July 13, 2005